Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form N-14 of our reports dated February 23, 2018, relating to the financial statements and financial highlights of Pacific Select Fund, comprising Core Income, Diversified Bond, Floating Rate Loan, Floating Rate Income, High Yield Bond, Inflation Managed, Inflation Strategy, Managed Bond, Short Duration Bond, Emerging Markets Debt, Comstock, Developing Growth, Dividend Growth, Equity Index, Focused Growth, Growth, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Value Advantage, Health Sciences, Real Estate, Technology, Emerging Markets, International Large-Cap, International Small-Cap, International Value, Currency Strategies, Diversified Alternatives, Equity Long/Short, Global Absolute Return, PSF DFA Balanced Allocation, Pacific Dynamix‒Conservative Growth, Pacific Dynamix‒Moderate Growth, Pacific Dynamix‒Growth, Portfolio Optimization Conservative, Portfolio Optimization Moderate-Conservative, Portfolio Optimization Moderate, Portfolio Optimization Growth, Portfolio Optimization Aggressive-Growth, PD 1-3 Year Corporate Bond, PD Aggregate Bond Index, PD High Yield Bond Market, PD Large-Cap Growth Index, PD Large-Cap Value Index, PD Small-Cap Growth Index, PD Small-Cap Value Index, PD Emerging Markets, and PD International Large-Cap Portfolios, appearing in the Annual Reports on Form N-CSR and Item 6 of Form N-CSR of Pacific Select Fund for the year ended December 31, 2017, and to the references to us under the headings “Representations and Warranties” and "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

November 9, 2018